                                                                      EXHIBIT 12
                   HILTON HOTELS CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                     1991       1992       1993       1994       1995
                                                                   ---------  ---------  ---------  ---------  ---------
Pre-tax income including 50%-owned companies.....................  $   121.3      156.8      156.2      183.6      261.5
  Add: Interest expense from
    Wholly owned.................................................       58.1       66.9       80.4       85.7       93.5
    50%-owned....................................................       10.8        7.3        9.5        9.5       20.8
    Distributions from less than 50%-owned.......................        5.2        4.8        6.4       12.1       13.5
                                                                   ---------  ---------  ---------  ---------  ---------
    SUB-TOTAL (A)................................................      195.4      235.8      252.5      290.9      389.3
  Add: Rent expense (interest factor)
    Wholly owned.................................................        1.7        1.8        2.1        2.2        2.6
    50%-owned....................................................        0.6        0.9        0.8        0.8        0.9
                                                                   ---------  ---------  ---------  ---------  ---------
    TOTAL (B)....................................................      197.7      238.5      255.4      293.9      392.8
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

Interest expense
    Wholly owned.................................................       58.1       66.9       80.4       85.7       93.5
    50%-owned....................................................       10.8        7.3        9.5        9.5       20.8
    Capitalized interest.........................................        5.2        4.9        2.1        8.4        3.3
                                                                   ---------  ---------  ---------  ---------  ---------
    SUB-TOTAL (C)................................................       74.1       79.1       92.0      103.6      117.6
  Add: Rent expense (interest factor)
    Wholly owned.................................................        1.7        1.8        2.1        2.2        2.6
    50%-owned....................................................        0.6        0.9        0.8        0.8        0.9
                                                                   ---------  ---------  ---------  ---------  ---------
    TOTAL (D)....................................................  $    76.4       81.8       94.9      106.6      121.1
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

RATIOS
    Interest (A/C)...............................................        2.6        3.0        2.7        2.8        3.3
    Fixed charges (B/D)..........................................        2.6        2.9        2.7        2.8        3.2